Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-91578 of Peoples Community Bancorp, Inc. on Form S-8 of our report dated April 30, 2009 on our audit of the consolidated financial statements of Peoples Community Bancorp, Inc. as of and for the year ended December 31, 2008, incorporated by reference in this Annual Report on Form 10-K of Peoples Community Bancorp, Inc., for the year ended December 31, 2008.

/s/ PLANTE & MORAN PLLC

Columbus, Ohio

April 30, 2009